Exhibit 23.1

Michael I. Daszkal, C.P.A., P.A.

Jeffrey A. Bolton, C.P.A., P.A.

Timothy R. Devlin, C.P.A., P.A.

Michael S. Kridel, C.P.A., P.A.

Marjorie A. Horwin, C.P.A., P.A.

Patrick D. Heyn, C.P.A., P.A.

Gary R. McConnell, C.P.A., P.A.

Colleen DeWoody Bracci, C.P.A.

Arthur J. Hurley, C.P.A.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 14, 2005, except for Note 18 which is April 28, 2005 relating to the consolidated financial statements of World Health Alternatives, Inc. for the years ended December 31, 2004 and 2003, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP
Daszkal Bolton, LLP
Boca Raton, Florida
May 20, 2005

2401 NW Boca Raton Boulevard ♦ Boca Raton, FL 33431-6632 ♦ t: 561.367.1040 ♦ f: 561.750.3236

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